EXHIBIT 10.27

                                  SUPPLEMENTAL

                              SETTLEMENT AGREEMENT

      THIS SUPPLEMENTAL SETTLEMENT AGREEMENT ("Agreement") is made as of March 15, 2006 by and among Falcon Natural Gas Corp., a Nevada corporation with its principal offices at Westchase Center, 2500 City West Boulevard, Suite 300, Houston, TX 77042 ("FNGC") and Source Capital Group, Inc., a corporation with offices at 1221 Post Road East, Westport, CT 06880 ("SCGI"). The foregoing parties are sometimes referred to hereinafter collectively as the "Parties", and each, individually, as a "Party".

                                    RECITALS

      A. FNGC and SCGI are the Parties to a Financial Advisory Services Agreement ("FAS Agreement"), dated August 9, 2004 pursuant to which SCGI is entitled to receive up to a 10% cash and 10% warrant fee on up to $10,000,000 in monies raised by FNGC, other than overseas capital, during the term of the FAS Agreement.

      B. A 10% warrant fee and 10% cash fee was due to SCGI under the FAS Agreement with regard to $7,000,000 in financing (the "Financing") provided by Cornell Capital Partners, LP and Highgate House Funds, Ltd. during the period July 2005 through October 2005.

      C. Pursuant to the FAS Agreement and in connection with a Settlement Agreement before the Parties dated as of February 3, 2006, FNGC issued 1,166,666 warrants to SCGI and its assignees pursuant to the 10% warrant provision in the FAS Agreement, and issued 833,334 warrants to SCGI and its assignees in lieu of $300,000 in cash otherwise due to SCGI pursuant to the 10% cash fee under the FAS Agreement.

      D. FNGC also paid $40,000 in cash to SCGI in December 2005 representing an additional payment of part of the 10% cash fee due under the FAS Agreement.

      E. The Parties have entered into the Agreement with regard to the $360,000 cash balance due to SCGI from FNGC under the FAS Agreement.

                                    AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises, covenants and conditions herein contained, the Parties agree as follows:

      1. Settlement. The Parties acknowledge and agree that SCGI earned a 10% warrant and 10% cash fee under the FAS Agreement with respect to the Financing, all of which has been paid except for $360,000 of the cash fee (the "Cash Balance"). In full satisfaction of the Cash Balance, the Parties have agreed that FNGC will make payments to SCGI in cash or restricted shares of FNGC common stock, as provided herein. The parties further agree that upon payment of the Cash Balance, FNGC will have no further obligation to SCGI by reason of the Financing.

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      2. Payment of Cash Balance. Commencing April 1, 2006, and on the first day of each month thereafter (each an "Issuance Due Date") until payment in full of the Cash Balance, FNGC shall issue 50,000 shares of its restricted common stock to SCGI as payment against the outstanding Cash Balance. The shares shall be valued at the average closing sale price for FNGC shares on the OTCBB during the five trading days immediately preceding the applicable Issuance Due Date. Commencing with the July 1, 2006 Issuance Due Date, and all subsequent Issuance Due Dates, FNGC may, at its sole option, in lieu of making a monthly payment in restricted stock, make a cash payment of $20,000 to SCGI. Notwithstanding the foregoing, FNGC agrees that to the extent its cash position on any Issuance Due Date is sufficient, after taking into consideration its normal and reasonable cash requirements for operations, to allow it to make a payment in cash, that it will make a payment in cash. The final payment of the Cash Balance may consist of less than 50,000 shares or $20,000 in cash, as necessary, to complete full payment of the original $360,000 Cash Balance due. FNGC may prepay the Cash Balance in cash at any time.

      3. Entire Agreement. This Agreement contains the sole, complete and entire agreement and understanding of the Parties concerning the matters contained herein and may not be altered, modified, or changed in any manner except by a writing duly executed by the Parties. No Party is relying on any representations other than those expressly set forth herein. No conditions precedent to the effectiveness of this Agreement exists, other than as expressly provided for herein. There are no oral or written collateral agreements hereto. All prior discussions and negotiations have been and are merged, integrated into and superseded by this Agreement.

      4. Waiver. The delay or failure of a Party to exercise any right, power or privilege hereunder, or failure to strictly enforce any breach or default shall not constitute a waiver with respect thereto; and no waiver of any such right, power, privilege, breach or default on any one occasion shall constitute a waiver thereof on subsequent occasion unless clear and express notice thereof in writing is provided.

      5. Applicable Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with and subject to the laws of the State of New York, and any and all actions brought under this Agreement shall be brought in the state or federal courts sitting in New York, New York.

      6. Warranties. The Parties, and each of them, warrant: (i) that they, and each of them, have the sole right and exclusive authority to execute this Agreement; and (ii) that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability covered in this Agreement.

      7. Recitals Incorporated. The Recitals of this Agreement are incorporated herein and made a part hereof.

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      8. Counterparts. This Agreement may be executed in one or more counterparts, all of which together constitute one single document.

      9. Facsimile Signatures. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

      IN WITNESS WHEREOF, the Parties hereto have executed this Note and Settlement Agreement as of the day and year first written above.

                                            FALCON NATURAL GAS CORP.

                                            By:  /s/ Massimiliano Pozzoni
                                                 ------------------------
                                            Name:    Massimiliano Pozzoni
                                            Title:   Vice President

                                            SOURCE CAPITAL GROUP, INC.

                                            By:  /s/ William F. Butler
                                                 ---------------------
                                            Name:    William F. Butler
                                            Title:   Managing Director

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